As filed with the Securities and Exchange Commission on May 11, 2012

Registration Statement No. 333-162114

Registration Statement No. 333-116821

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT No. 333-162114

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT No. 333-116821

Under

The Securities Act of 1933

THE PRINCETON REVIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-3727603
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

111 Speen Street

Framingham, Massachusetts 01701

(508) 663-5050

(Address of principal executive offices)

John M. Connolly

President and Chief Executive Officer

The Princeton Review, Inc.

111 Speen Street

Framingham, Massachusetts 01701

(508) 663-5050

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Kyle A. Bettigole The Princeton Review, Inc. 111 Speen Street Framingham, Massachusetts 01701 (508) 663-5050	John M. Mutkoski, Esq. Goodwin Procter LLP Exchange Place 53 State Street Boston, Massachusetts 02109 (617) 570-1000

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Deregistration of Securities

These post-effective amendments relate to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”) of The Princeton Review, Inc., a Delaware corporation (“The Princeton Review” or the “Registrant”):

1. Registration Statement No. 333-162114, registering $75,000,000 in common stock, par value $0.01 per share (the “Common Stock”), of the Company, warrants, units and preferred stock, which was filed with the Securities and Exchange Commission (“SEC”) on September 24, 2009; and

2. Registration Statement No. 333-116821, registering 5,133,492 shares of Common Stock, which was filed with the SEC on June 24, 2004 and amended on December 28, 2004.

Such post-effective amendments are being filed to deregister and remove all of the previously registered securities that remain unissued and unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these post-effective amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on May 11, 2012.

THE PRINCETON REVIEW, INC.

By:	/s/ John M. Connolly
John M. Connolly
President and Chief Executive officer
(Duly Authorized Officer and Principal Executive Officer)

By:	/s/ Christian G. Kasper
Christian G. Kasper
Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Act, these Post-Effective Amendments have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John M. Connolly John M. Connolly	President and Chief Executive Officer (principal executive officer)	May 11, 2012

/s/ Christian G. Kasper Christian G. Kasper	Chief Financial Officer (principal financial officer and principal accounting officer)	May 11, 2012

/s/ David Lowenstein David Lowenstein	Chairman of the Board of Directors	May 11, 2012

/s/ Jeffrey R. Crisan Jeffrey R. Crisan	Director	May 11, 2012

/s/ Michael A. Krupka Michael A. Krupka	Director	May 11, 2012

/s/ John S. Schnabel John S. Schnabel	Director	May 11, 2012

/s/ David Warnock David Warnock	Director	May 11, 2012

/s/ Linda Whitlock Linda Whitlock	Director	May 11, 2012